Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-28486, 33-39862, 33-39864, 66-60930, 33-93662, 33-99566, 333-92063, 333-98323, 333-98325, 333-120561, and 333-161376 on Form S-8 of our report dated March 18, 2010, relating to the consolidated financial statements and financial statement schedule of Communications Systems, Inc. and subsidiaries (which report expresses an unqualified opinion) appearing in this Annual Report on Form 10 K of Communications Systems, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

March 18, 2010
Minneapolis, Minnesota

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